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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ------------------------

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  DECEMBER 18, 1998



                         CRESTLINE CAPITAL CORPORATION
              (Exact Name of Registrant as Specified in Charter)


   MARYLAND                       1-14635                       52-2039044
(State or Other          (Commission File Number)            (I.R.S. Employer
Jurisdiction of                                            Indemnification no.)
 Incorporation)


         10400 FERNWOOD ROAD
          BETHESDA, MARYLAND                                       20817
(Address of Principal Executive Offices)                        (Zip Code)




      Registrant's telephone number, including area code:  (301) 380-9000


                          Exhibit index is on page 4.
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ITEM 5.   OTHER EVENTS.

          On December 18, 1998, Host Marriott Corporation ("Host Marriott"), the parent of Crestline Capital Corporation ("Crestline"), announced that the Board of Directors of Host Marriott had approved the spin-off of Crestline by declaring a dividend to Host Marriott stockholders of record at 5:00 p.m. (EST) on December 28, 1998 of one share of common stock of Crestline for each 10 shares of common stock of Host Marriott owned by such stockholder on the record date. Cash will be paid in lieu of fractional shares. The distribution date is 9:00 a.m. (EST) on December 29, 1998, with the mailing of Crestline stock certificates and checks for cash in lieu of fractional shares to Host Marriott stockholders of record to commence on that date. Crestline currently will be engaged in three business lines: leasing and subleasing full-service and limited-service hotels from Host Marriott Corporation, a Maryland corporation and the successor to Host Marriott ("Host REIT") and others; asset management of hotels and senior living assets; and ownership of one of the premier portfolios of senior living assets in the country. Crestline's common stock has been approved for listing on the New York Stock Exchange under the symbol "CLJ."

          Based on the number of currently outstanding shares of Host Marriott common stock approximately 20.6 million shares of Crestline common stock will be distributed to Host Marriott stockholders of record, representing approximately 93.6% of the shares of Crestline common stock to be outstanding following the distribution. The remaining approximately 1.4 million shares of Crestline common stock are expected to be transferred by Host REIT's operating partnership in connection with its expected acquisition of 12 luxury full-service hotel properties and other assets from The Blackstone Group and its affiliates. In the unanticipated event the Blackstone acquisition is not completed, then the shares of Crestline common stock distributed to Host Marriott stockholders of record would represent 100% of the outstanding Crestline common stock.

          A copy of the press release issued by Host Marriott is attached hereto as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial statements of business acquired.

                  Not applicable

              (b) Pro forma financial information.

                  Not applicable

              (c) Exhibits.

                  99.1   Press release of Host Marriott dated December 18, 1998
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CRESTLINE CAPITAL
                                            CORPORATION


                                            By:  /s/ James L. Francis
                                               --------------------------------
Date:  December 22, 1998                    Name:   James L. Francis
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer


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                                 EXHIBIT INDEX



Exhibit No.                Exhibit Description               Page No.
-----------                --------------------              --------
     99.1       Press Release of Host Marriott dated             5
                December 18, 1998.


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